Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Mercantile Bank 401(k) Plan

Grand Rapids, Michigan

We consent to the incorporation by reference in the Registration Statement (No. 333-152254, 333-117763, 333-91434, and 333-170026) on Form S-8 of our report dated June 26, 2024 appearing in the annual report on Form 11-K of Mercantile Bank 401(k) Plan as of December 31, 2023 and for the year then ended.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

June 26, 2024